                                                                    EXHIBIT 3.23

                            ARTICLES OF INCORPORATION

                                       OF
                         DRS. SHEER, AHEARN & ASSOCIATES

                            PROFESSIONAL ASSOCIATION

         We, the undersigned, being the subscribers to these Articles of Incorporation, and being natural persons competent to contract and Doctors of Medicine duly licensed to render services as such under the laws of the State of Florida, do hereby present these Articles of Incorporation for the formation of a professional corporation for profit under The Professional Service Corporation Act, and other laws, of the State of Florida.

                                    ARTICLE I

         The name of this Corporation shall be:

                         DRS. SHEER, AHEARN & ASSOCIATES
                            PROFESSIONAL ASSOCIATION

and its principal place of business shall be in the City of Tampa, Florida, County of Hillsborough, with the right to change and move said principal place of business and establish such other offices and places of business within or without the State of Florida as the Board of Directors may from time to time deem proper.

                                   ARTICLE II

         The general nature of the business to be transacted by this corporation shall be as follows:

         To engage in every phase and aspect of the business of rendering the same professional services to the public that a Doctor of Medicine, duly licensed under the laws of the State of Florida, is authorized to render, but such professional services shall be rendered only through officers, employees, and agents who are duly licensed under the laws of the State of Florida to practice medicine therein.

         To invest the funds of this corporation in real estate, mortgages, stocks, bonds or any other type of investment, and to own real and personal property necessary for the rendering of professional services.

         To do all and everything necessary and proper for the accomplishment of any of the purposes or the attaining of any of the objects or the furtherance of any of the purposes enumerated in these Articles of Incorporation or any amendment thereof, necessary or incidental to the protection and benefit of the corporation. and in general, either alone or in association with other


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
corporations, firms, or individuals, to carry on any lawful pursuit necessary or incidental to the accomplishment of the purposes or the attainment of the objects or the furtherance of such purposes or objects of this corporation.

         The foregoing paragraphs shall be construed as enumerating both objects and purposes of this corporation; and it is hereby expressly provided that the foregoing enumeration of specific purposes shall not be held to limit or restrict in any manner the purposes of this corporation otherwise permitted by law.

                                   ARTICLE III

         The total authorized capital stock of this corporation shall be One Thousand shares having a par valve of Five Dollars ($5.00) per share.

         All such stock shall be issued fully paid and non-assessable at and for such consideration, whether the same be cash, services rendered, or otherwise, and upon such terms and conditions as may be fixed by the Board of Directors of this Corporation.

         At all meetings of the Stockholders and at all elections of Directors, each holder of common stock shall be entitled to cast one vote for each share held by him.

         None of the shares of this Corporation may be issued to or owned by anyone other than an individual duly licensed to practice medicine in the State of Florida who is an employee, officer or agent of this Corporation.

                                   ARTICLE IV

         The amount of capital with which this Corporation shall begin shall be not less than Five Hundred Dollars ($500.00).

                                    ARTICLE V

         The Corporation shall have perpetual existence, unless earlier terminated by due and proper legal procedure.

                                   ARTICLE VI

         The post office address of the principal office of the Corporation shall be 501 East Buffalo Avenue, Tampa, Florida.

                                   ARTICLE VII

         The affairs of the corporation shall be conducted by a Board of Directors of not less than three (3) directors nor more than five (5). The number of Directors may be determined


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from time to time by the holders of the Common Stock of the Corporation, but shall never be less than three (3). It is not necessary that a Director be a Stockholder in the Corporation.

                                  ARTICLE VIII

         The names and post office addresses of the members of the first Board of Directors who shall hold office for the first year of the existence of the Corporation, or until their successors are elected and qualified, unless otherwise provided by the By-Laws, are:


Dr. Allen L. Sheer                        501 East Buffalo Avenue
                                          Tampa, Florida

Dr. James P. Ahearn                       501 East Buffalo Avenue
                                          Tampa, Florida

Dr. Zoltan Petrany                        501 East Buffalo Avenue
                                          Tampa, Florida

                                   ARTICLE IX

         The names and post office addresses of the subscribers of these Articles of Incorporation, each of whom is a Doctor of Medicine, duly licensed under the laws of the State of Florida to render services as such, are as follows:

Dr. Allen L. Sheer                        501 East Buffalo Avenue
                                          Tampa, Florida

Dr. James P. Ahearn                       501 East Buffalo Avenue
                                          Tampa, Florida

                                    ARTICLE X

         No shareholder of this Corporation shall enter into any voting trust agreement or any other type of agreement vesting in another person the authority to exercise the voting power of any or all of his shares.

                                   ARTICLE XI.

         No contract or other transaction between this Corporation and any other Corporation shall be affected by the fact that any Director of this Corporation is interested in, or is a Director or officer of, such other Corporation, and any Director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, or other transaction of this Corporation with any person, firm, or Corporation, shall be affected by the fact that any Director of this Corporation is a party in any way connected with such person, firm, or corporation, and every person who may become a


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
Director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with this Corporation for the benefit of himself or any firm, association, or Corporation in which he may be in any way interested.

                                   ARTICLE XII

         Any Director or this Corporation may be removed at any annual or special meeting of the Stockholders by the same vote as that required to elect a Director.

                                  ARTICLE XIII

         The shareholder of this Corporation shall have the power to include in the By-Laws, adopted by a two-thirds majority of the shareholders of this Corporation, any regulatory or restrictive provisions regarding the proposed sale, transfer, or other disposition of any of the outstanding shares of this Corporation by any of its shareholders, or in the event of the death of any of its shareholders. The manner and form, as well as relevant terms, conditions, and details hereof, shall be determined by the shareholders of this Corporation: provided, however, that such regulatory or restrictive provisions shall not affect the rights of third parties without actual notice thereof, unless existence of such provision shall he plainly written upon the certificate evidencing the ownership of such stock. No shareholder of this Corporation may sell or transfer his shares therein except to another individual who is eligible to be a shareholder of this Corporation, and such sale or transfer may be made only after the same shall have been approved at a stockholders' meeting specially called for such purpose. If any shareholder (1) becomes legally disqualified to practice medicine in the State of Florida, or (2) is elected to a public office, or accepts employment that places restrictions or limitations upon his continuous rendering of such professional services as a medical doctor, or (3) sells, transfers, hypothecates or pledges, or attempts to sell, transfer, hypothecate or pledge any shares of stock in this Corporation to any person ineligible by law or by virtue of these articles to be a shareholder in this Corporation, or if such sale, transfer, hypothecation or pledge or attempt to sell, transfer, hypothecate or pledge to made in a manner prohibited by law or in a manner inconsistent with the provisions of these articles, or the by-laws of this Corporation, or (4) suffers an execution to be levied upon his stock, or such stock to subjected to judicial sale or other process, the effect of which is to vest any legal or equitable interest in such stock in some person other than the stockholder such shareholder's shares shall immediately become forfeited and such stock shall be immediately cancelled by this Corporation and the stockholder or other person in possession of such stock shall be entitled only to receive payment for the value of such stock, which, in the


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
absence of a by-law provision or written agreement between the Corporation and its stockholders, or written agreement among its stockholders shall be the book value thereof as of the end of the month preceding the month in which any of the events enumerated above occurs. In addition, such shareholder shall, immediately be discharged from his employment with the Corporation as employee, director, officer, or agent and the Corporation shall immediately terminate all other financial interest of such shareholder in the Corporation.

                                   ARTICLE XIV

         In furtherance, and not in limitation of the general powers conferred by the laws of the State of Florida and of the purposes and objects hereinabove stated, this Corporation shall have all and singular the following power:

         This corporation shall have the power to enter into, or become a partner in, any arrangement for sharing profits, union of interest, or cooperation, joint venture or otherwise, with any person, firm, or Corporation to carry on any business which this Corporation has the direct or incidental authority to pursue.


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         This Corporation shall have the power to deny to the holders of the
Common Stock of this Corporation any pre-emptive right to purchase or subscribe to any new issues of any type stock of this Corporation, and no shareholder shall have any pre-emptive right to subscribe to any such stock.

         This corporation shall have the power, at its option to purchase and acquire any or all of its shares owned and held by any such shareholder as should desire to sell, transfer, or otherwise dispose of his shares, in accordance with the By-Laws adopted by the shareholders of this Corporation setting forth the terms and conditions of such purchase; provided, however, the capital of this Corporation is not impaired.

         This Corporation shall have the power, at its option, to purchase and acquire the shares owned and held by any shareholder who dies, in accordance with the By-Laws adopted by the shareholders of this Corporation setting forth the terms and conditions of such purchase; provided, however, the capital of this Corporation is not impaired.

         This Corporation shall have the power to enter into, for the benefit of its employees, one or more of the following: (1) a pension plan, (2) a profit-sharing plan, (3) a stock bonus plan, (4) a thrift and savings plan (5) a restricted stock option plan, or (6) other retirement or incentive compensation plans.

                                   ARTICLE XV

         These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders' meeting by a majority of the stock entitled to vote 'hereon, unless all the Directors and all the Stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made. All rights of shareholders are subject to this reservation.

         IN WITNESS WHEREOF we, the subscribers, have executed these Articles of Incorporation this 27th day of March, 1969.


                                             /s/ Allen L. Sheer
                                             _________________________________
                                             Dr. Allen L. Sheer

                                             /s/ James P. Ahearn
                                             _________________________________
                                             Dr. James P. Ahearn


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
STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

         BEFORE ME, the undersigned authority, personally appeared DR. ALLEN L. SHEER and DR. JAMES P. AHEARN, to me well known to be the persons described in and who executed the foregoing Articles of Incorporation, and who acknowledged the execution thereof to be their free act and deed for the uses and purposes therein mentioned.

         WITNESS my hand and official seal at Tampa, Florida this 27th day of March, 1969.

                                        /s/ Joan M. Sifferth
                                        _____________________________________
                                        Notary Public, State of Florida
                                        My commission expires:


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
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
            DRS. SHEER, AHEARN & ASSOCIATES, PROFESSIONAL ASSOCIATION

         We, the undersigned, being all of the Stockholders and Directors of DRS. SHEER, AHEARN & ASSOCIATES, P.A., whose Articles of Incorporation were filed with the Secretary of State of the State of Florida on March 31, 1969, hereby manifest our intention that the said Articles of Incorporation be amended in accordance with the proposed Amendment set forth herein, pursuant to the provisions of Section 607.181(3). Florida Statutes; and we do hereby request the approval thereof by the Secretary of State; and we do hereby certify that there are no other directors or stockholders in the said DRS. SHEER, AHEARN & ASSOCIATES, PROFESSIONAL ASSOCIATION.

                                        I

                           The provisions of Article III of the Articles of
                  Incorporation are hereby deleted in their entirety and the following inserted in lieu thereof:

                                   ARTICLE III

                           (a) The aggregate number of shares of capital stock
                  authorized to be issued by this Corporation shall be 50,000 shares of common stock with a par value of .10(cent) per share. Each share of said stock shall entitle the holder thereof to one vote at every annual or special meeting of the Stockholders of this Corporation. The consideration for the issuance of said shares of capital stock may be paid, in whole or in part, in cash, in other property (tangible or intangible) or in labor or services actually performed for the Corporation, at a fair valuation to be fixed by the Board of Directors. When issued, all shares of stock shall be fully paid and nonassessable.


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

                           (b) In the election of directors of this Corporation
                  there shall be no cumulative voting of the stock entitled to vote at such election.

                           (c) All stockholders will have an equal number of
                  share of stock in the Corporation.

                                       II

                           The provisions of Article VII of the Articles of
                  Incorporation are hereby deleted in their entirety and the following inserted in lieu thereof.

                                   ARTICLE VII

                           The Board of Directors of this Corporation shall
                  consist of not less than one (1) nor more than fifteen (15) members, the exact number of directors to be fixed from time to time by the Stockholders or the by-laws. The business affairs of this Corporation shall be managed by the Board of Directors, which may exercise all such powers of this Corporation and do all such lawful acts and thinks as are not by law directed or required to be exercised or done only by the Stockholders. A quorum for the transaction of business at meetings of the Directors shall be a majority of the number of Directors determined from time to time to comprise the Board of Directors, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors. Subject to the by-laws of this Corporation, meetings of the Directors may be held within or without the State of Florida. Directors need not be stockholders. The Stockholders of this corporation may remove any Director from office at anytime with or without cause.


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
         IN WITNESS WHEREOF, these Articles of Amendments to the Articles of Incorporation of DRS. SHEER, AHEARN & ASSOCIATES, P.A. has been duly executed by the Directors and Stockholders of such Corporation this 30th day of November, 1976.

    Stockholders                               Directors

/s/ Allen L. Sheer                        /s/ Allen L. Sheer
________________________________          ________________________________
ALLEN L. SHEER, M.D.                      ALLEN L. SHEER, M.D.

/s/ James P. Ahearn                       /s/ James P. Ahearn
________________________________          ________________________________
JAMES P. AHEARN, M.D.                     JAMES P. AHEARN, M.D.

/s/ William C. Klein                      /s/ William C. Klein
________________________________          ________________________________
WILLIAM C. KLEIN, M.D.                    WILLIAM C. KLEIN, M.D.

/s/ Zoltan Petrany                        /s/ Zoltan Petrany
________________________________          ________________________________
ZOLTAN PETRANY M.D.                       ZOLTAN PETRANY, M.D.

/s/ H. Kirby Blankenship                  /s/ H. Kirby Blankenship
________________________________          ________________________________
H. KIRBY BLANKENSHIP, M.D.                H. KIRBY BLANKENSHIP, M.D.

/s/ Ray L. Columbaro                      /s/ Ray L. Columbaro
________________________________          ________________________________
RAY L. COLUMBARO, M.D.                    RAY L. COLUMBARO, M.D.

/s/ A. Raymond Brooker                    /s/ A. Raymond Brooker
________________________________          ________________________________
A. RAYMOND BROOKER, M.D.                  A. RAYMOND BROOKER, M.D.

/s/ Aaron Longacre                        /s/ Aaron Longacre
________________________________          ________________________________
AARON LONGACRE, M.D.                      AARON LONGACRE, M.D.

/s/ Lawrence R. Muroff                    /s/ Lawrence R. Muroff
________________________________          ________________________________
LAWRENCE R. MUROFF, M.D.                  LAWRENCE R. MUROFF, M.D.

         THE FOREGOING AMENDMENT having been adopted in accordance with the requirements of Chapter 607 of the Florida Statutes, the Corporation has caused its President and Secretary to execute on behalf of the Corporation these Articles of Amendment this 30th day of November, 1976.

                                           DRS. SHEER, AHEARN & ASSOCIATES, P.A.

By: /s/ William C. Klein                   By: /s/ Allen L. Sheer
    ________________________________           ________________________________
    William C. Klein, M.D.                     Allen L. Sheer, M.D., President


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
STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this 30th day of November, 1976, by ALLEN L. SHEER. M.D. and WILLIAM C. KLEIN, M.D., President and Secretary, respectively, of DRS. SHEER, AHEARN & ASSOCIATES, P.A., a Florida professional service corporation, on behalf of the Corporation.

                                                /s/ Martha Mammicco
                                                ________________________________
                                                NOTARY PUBLIC

My Commission Expires: Notary Public, State of
                       Florida at Large
                       My Commission Expires
                       May 9, 1980


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
                  DOMESTIC CORPORATION AND FOREIGN CORPORATION

                               ARTICLES OF MERGER

         The undersigned corporations, pursuant to Section 607.1107 of the Florida Business Corporation Act (the "FBCA") hereby execute the following Articles of Merger:

         1. Parties of Merger. The names of the corporations proposing to merge and the names of the states or countries under the laws of which such corporation are organized are as follows:

                  Name of Corporation                         State/Country of Incorporation
                  -------------------                         ------------------------------
         SA Merger Corporation                                           Delaware

         Drs. Sheer, Ahearn and Associates, Inc.                         Florida

         2. Compliance with Delaware Law. The laws of the State of Delaware, under which TEAM Merger Corporation is organized permit the merger herein contemplated and SA Merger Corporation is complying with those laws in effecting the merger.

         3. Compliance with Florida Law. Drs. Sheer, Ahearn and Associates, Inc., as the surviving corporation, complies with the applicable provisions of FBCA Sections; 607.1101 - 607.1104, and with FBCA Section 607.1105.

         4. Plan of Merger. The terms and conditions of the proposed merger and the manner and basis for converting the shares are set forth in the Plan and Agreement of Merger. Attached hereto as Exhibit A is a Plan of Merger, which implements the terms of a Plan and Agreement of Merger adopted by the merged corporation and the surviving corporation.

         5. Board of Directors Approval. The Plan and Agreement of Merger, dated as of December 2, 1996, by and among MedPartners, Inc., SA Merger Corporation, and Drs. Sheer, Ahearn and Associates, Inc. (the "Plan of Merger"), has been approved and adopted, by the respective Boards of Directors of, MedPartners,. Inc., on November 30, 1996, SA Merger Corporation on November 25, 1996 and Drs. Sheer, Ahearn and Associates, Inc. on November 30, 1996, and certified, executed and acknowledged by the duly authorized officers of MedPartners, Inc., SA Merger Corporation, and Drs. Sheer, Ahearn and Associates, Inc.

         6. Shareholder Approval. The Agreement and Plan of Merger was approved and adopted by the stockholders of Drs. Sheer, Ahearn and Associates, Inc. on the 30th day of November, 1996, and such approval and adoption was certified by the Secretary of Drs. Sheer, Ahearn and Associates, Inc. The Plan of Merger was approved and adopted by the sole stockholder of SA Merger Corporation on the 25th day of November, 1996, and such approval and adoption was certified by the Secretary of SA Merger Corporation.


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
         7. Effective Date. The effective date of the merger herein contemplated shall be the date on which these Articles of Merger are filed with the Secretary of State, State of Florida.

                                        SA MERGER CORPORATION

                                        By: /s/ Harold O. Knight, Jr.
                                           ---------------------------------

                                               Harold O. Knight, Jr.
                                        ------------------------------------
                                                   (Print Name)

                                        Vice President SA Merger Corporation
                                        ------------------------------------
                                                   (Print Title)

                                        DRS. SHEER, AHEARN AND ASSOCIATES, INC.

                                        By: /s/ Michael P. Flynn
                                           ---------------------------------
                                            Michael P. Flynn, M.D.
                                            President


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
                                    EXHIBIT A

                                     MERGER
                                       OF

                              SA MERGER CORPORATION
                                  with and into

                     DRS. SHEER, AHEARN AND ASSOCIATES, INC.

                                 PLAN OF MERGER

         1. Definitions. For the purposes hereof, the following terms shall be defined as follows:

         (a) "Constituent Corporations" - SA Merger Corporation. a Delaware corporation and Drs. Sheer, Ahearn and Associates, Inc., a Florida corporation.

         (b) "Merged Corporation" - SA Merger Corporation, a Delaware corporation.

         (c) "Surviving Corporation" - upon the effective date of the merger, DRS. SHEER, AHEARN AND ASSOCIATES, INC., a Florida corporation.

         2. Organizational Documents of Surviving Corporation. The Articles of Incorporation and the Bylaws of Drs. Sheer, Ahearn and Associates, Inc., upon the effective date of the merger, shall become the Articles of Incorporation and the Bylaws of the Surviving Corporation, until altered, amended, or repealed.

         3. Effect of Merger on Shares of Constituent Corporations.

                  (a) Shares of Surviving Corporation. From and after the date of the Merger, each issued and outstanding share of common stock of Drs. Sheer, Ahearn and Associates, Inc. shall be converted into 3,714.738 shares of common stock of MedPartners, Inc., a Delaware corporation, which is the sole shareholder of the Merged Corporation.

                  (b) Shares of Merged Corporation. From and after the date of the Merger. the issued and outstanding shares of the Merged Corporation shall be converted into an equal number of shares of the Surviving Corporation.

         4. Effect of Merger. Upon the effective date of the merger, the separate existence of the Merged Corporation shall cease and the Merged Corporation shall be merged in accordance with the provisions of this Plan of Merger into the Surviving Corporation, which shall survive such merger and shall continue in existence and shall, without other transfer, succeed to and possess all of the rights, privileges, immunities, powers and purposes of each of the Constituent Corporations consistent with the Articles of Incorporation of the Surviving Corporation, and all property, real personal and mixed, causes of action, and every other asset of each of the Constituent Corporations shall vest in the Surviving Corporation without further act or deed; the Surviving Corporation shall assume, and be liable for all of the liabilities, obligations and penalties of each of the Constituent Corporations. No liability or obligation against either of the Constituent Corporations due or to become due, claim or demand for any cause existing against either of the Constituent Corporations, or any member, director or officer thereof, shall be released or impaired by such merger. No action or proceeding, civil or criminal, then pending by or against either of the Constituent Corporations, or any member, director, or officer thereof, shall abate or be discontinued by such merger but may be enforced, prosecuted, settled or compromised as if such merger but may be enforced, prosecuted, settled, or compromised as if such merger had not occurred, or the Surviving Corporation may be substituted in such action in place of either of the Constituent Corporations.

         5. Dissenter's Rights. Shareholders of the Merged Corporation who, except for the applicability of Section 607.1104 of the FBCA, would be entitled to vote and who dissent from the merger pursuant to Section 607.1320 my be entitled, if they comply with the provisions of the FBCA regarding the rights of dissenting shareholders, to be paid the fair value of their shares.

         6. Further Assurances. To the extent permitted by law, from time to time, as and when requested by the Surviving Corporation or by its successors and assigns, the Merged Corporation shall execute and deliver or cause to be executed and delivered all such deeds and instruments, and to take or cause to be taken, such further or other action as the surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to, and possession of, and property of the Merged Corporation acquired or to be acquired by reason of or as a result of the merger herein provided for; and the proper officers and directors of the Merged Corporation and the proper officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise, to take any and all such action.


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
                              ARTICLES OF AMENDMENT

       TO THE ARTICLES OF INCORPORATION OF DRS. SHEER, AHEARN & ASSOCIATES
                            PROFESSIONAL ASSOCIATION

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act. DRS. SHEER, AHEARN & ASSOCIATES PROFESSIONAL ASSOCIATION, a Florida corporation (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation.

         1. Name of Corporation. The name of the corporation is DRS. SHEER, AHEARN & ASSOCIATES PROFESSIONAL ASSOCIATION.

         2. Amendments. The Articles of Incorporation shall be amended by (a) revising Article I to read as follows:

                                       "I

         The name of this corporation shall be "DRS. SHEER, AHEARN & ASSOCIATES, INC."

and (b) by deleting Paragraph (c) of Article III.

         3. Manner of Adoption. The foregoing amendment was approved on November 25, 1996 by the written consent of all of the shareholders of said corporation in accordance with Section 607.1003 of the Florida Business Corporation Act: the total number of outstanding shares of each class entitled to vote on the foregoing amendments is 621.47 shares of common stock; and said amendment was approved by the votes of the holders of all of such shares and by all of the members of the Board of Directors.

         4. Effective Date. The foregoing amendment shall become effective and the Articles of Incorporation shall be deemed to be amended thereby immediately upon filing in the office of the Secretary of State.

         Executed this 27th day of November, 1996.

                                        DRS. SHEER, AHEARN & ASSOCIATES
                                        PROFESSIONAL ASSOCIATION

                                        By: /s/ Michael P. Flynn
                                           ------------------------------
                                            Michael P. Flynn
                                            President


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